   As filed with the Securities and Exchange Commission on November 19, 2001
                                                 Registration No. 333-
                                                                      ---------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  JACADA LTD.
                                  -----------
             (Exact name of registrant as specified in its charter)

             Israel                                             N/A
---------------------------------               -------------------------------
(State or other jurisdiction                    (I.R.S. Employer Identification
of incorporation or organization)                                       Number)

      11 Galgalei Haplada Street, P. O. Box 12175, Herzliya 46722, Israel
-------------------------------------------------------------------------------
        (Address of Principal Executive Offices)         (Zip Code)

                                  JACADA LTD.
                      1999 SHARE OPTION AND INCENTIVE PLAN
                            (Full Title of the Plan)

                               Robert C. Aldworth
                            Chief Financial Officer
                    400 Perimeter Center Terrace, Suite 195
                             Atlanta, Georgia 30346
                           (770) 352-1310 (telephone)
                           (770) 352-1313 (facsimile)
                    ----------------------------------------
                  (Name, address, telephone number, including
                        area code, of agent for service)

                                   ---------

                              Copies Requested to:
                              Jon H. Klapper, Esq.
                         Smith, Gambrell & Russell, LLP
                          1230 Peachtree Street, N.E.
                            Suite 3100, Promenade II
                          Atlanta, Georgia 30309-3592
                           (404) 815-3500 (telephone)
                           (404) 815-3509 (facsimile)

                                   ---------


                        CALCULATION OF REGISTRATION FEE


================================================================================================================================

                                                    Proposed Maximum        Proposed Maximum
  Title of Securities         Amount to be         Offering Price Per      Aggregate Offering               Amount of
   to be Registered            Registered               Share(1)                Price(1)                Registration Fee
--------------------------------------------------------------------------------------------------------------------------------

Ordinary Shares, par             1,800,000
value NIS 0.01 per share          shares                 $2.80                 $5,040,000                   $1,260.00

--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based upon the average of the high and low reported prices of the common stock on the Nasdaq National Market on November 15, 2001.

===============================================================================

         This Registration Statement covers 1,800,000 additional shares of the par value NIS 0.01 ordinary shares of Jacada Ltd. (the "Company") issuable pursuant to the Jacada Ltd. 1999 Share Option and Incentive Plan, for which a previously filed Registration Statement on Form S-8 is effective. The contents of the Company's earlier Registration Statement on Form S-8, File No. 333-34420, as filed with the Securities and Exchange Commission on April 10, 2000 is incorporated herein by reference.

THE COMPANY HAS RECEIVED FROM THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL AN EXEMPTION FROM THE OBLIGATION TO PUBLISH THIS REGISTRATION STATEMENT IN THE MANNER REQUIRED FOR THE PUBLICATION OF A PROSPECTUS PURSUANT TO THE PREVAILING LAWS OF THE STATE OF ISRAEL. NOTHING IN SUCH EXEMPTION SHALL BE CONSTRUED AS AUTHENTICATION OR APPROVAL OF THE RELIABILITY OR ACCURACY OF THE MATTERS CONTAINED IN THIS REGISTRATION STATEMENT OR AS AN EXPRESSION OF OPINION AS TO THE QUALITY OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS REGISTRATION STATEMENT.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

         1. The Company's Annual Report on Form 20-F for the year ended December 31, 2000;

         2. The Company's Registration Statement on Form 8-A, as filed with the Commission on October 8, 1999 (Registration No. 333-10892), to register the Company's par value NIS 0.01 ordinary shares under Section 12(b) of the Securities Exchange Act of 1934, as amended, which Registration Statement contains a description of the ordinary shares.

ITEM 8.  EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement:


EXHIBIT NUMBER                            DESCRIPTION OF EXHIBIT
--------------                            ----------------------

    5.1                    Opinion of Meitar, Liquornik, Geva & Co.

   10.1                    The Company's 1999 Share Option and Incentive Plan (incorporated by reference from Registration Statement on Form F-1, filed with the SEC as amended on
                           October 13, 1999).

   10.2                    Amendment No. 1 to the Company's 1999 Share Option and Incentive Plan.

   23.1                    Consent of Kost, Forer & Gabbay, a member of Ernst & Young International.

   23.2                    Consent of Meitar, Liquornik, Geva & Co. (contained in their opinion filed as
                           Exhibit 5.1).

   24.1                    Powers of Attorney (contained on the signature page to this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 19th day of November, 2001


                                             JACADA LTD.


                                             By: /s/ Robert C. Aldworth
                                                -------------------------------
                                                Robert C. Aldworth
                                                Chief Financial Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Aldworth and Gideon Hollander or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURES                                              TITLE                              DATE
              ----------                                              -----                              ----

/s/ Gideon Hollander                                       Chief Executive Officer and              November 19, 2001
----------------------------------------                            Director
           Gideon Hollander                                  (Principal Executive
                                                                    Officer)

/s/ Robert C. Aldworth                                        Chief Financial Officer               November 19, 2001
----------------------------------------                     (Principal Financial and
         Robert C. Aldworth                                     Accounting Officer)

/s/ Naomi Atsmon                                                    Director                        November 19, 2001
----------------------------------------
          Naomi Atsmon

/s/ Amnon Shoham                                                    Director                        November 19, 2001
----------------------------------------
          Amnon Shoham

/s/ Yossie Hollander                                        Chairman of the Board and               November 19, 2001
----------------------------------------                            Director
         Yossie Hollander

/s/ Ohad Zuckerman                                                  Director                        November 19, 2001
----------------------------------------
          Ohad Zuckerman

                                 Exhibit Index


EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------

  5.1                      Opinion of Meitar, Liquornik, Geva & Co.

 10.2                      Amendment No. 1 to 1999 Share Option and Incentive Plan.

 23.1                      Consent of Kost, Forer & Gabbay, a member of Ernst & Young International